UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _____________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 14, 2012
Date of Report (Date of earliest event reported)
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FEI COMPANY
(Exact name of registrant as specified in its charter)
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Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)
(503) 726-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Salary Changes for the Named Executive Officers
The Compensation Committee (the “Committee”) of the Board of Directors of FEI Company (the “Company”) made adjustments to the base salaries of the Company's named executive officers effective as of May 5, 2012 for all named executive officers except Benjamin Loh, whose base salary adjustment was effective as of May 1, 2012. The changes in base salary were made to reward the named executive officers for individual performance in 2011 and to maintain alignment of their base salaries to approximately the 50th percentile of our peer group, which is consistent with the overall approach of the Committee regarding base salary, as more fully described in the Company's Proxy Statement for 2012. Compensia, the Committee's independent compensation consultant, provided input into the changes. The new base salaries for these officers are set out below.

Named Executive Officer:	Base Salary:

Don R. Kania	$677,080
Raymond A. Link	$363,996
Benjamin Loh	$411,214
Bradley J. Thies	$306,859

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Senior Vice President, General Counsel and Secretary
Date: May 16, 2012